Exhibit 10.17

AMENDED AND RESTATED NOTE

Dated:  April 16, 2012

THIS AMENDED AND RESTATED NOTE (as the same may be further amended, restated, replaced, supplemented, renewed, extended or otherwise modified from time to time, this “Promissory Note”), is made by ACRC LENDER C LLC, a Delaware limited liability company (“Borrower”) and CITIBANK, N.A., a national banking association (together with its successors and/or assigns, “Lender”).

RECITALS

WHEREAS, Lender is the holder of that certain Note dated December 8, 2011, made by Borrower in favor of Lender in the maximum stated principal amount of $50,000,000 (the “Existing Note”);

WHEREAS, Lender and Borrower have agreed to amend and restate the terms and provisions of the Existing Note as provided herein;  and

WHEREAS, Lender and Borrower intend these Recitals to be a material part of this Promissory Note.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby covenant and agree as follows:

(a)        The Existing Note is hereby modified, amended and restated in its entirety so that henceforth the terms, covenants, conditions and provisions of the Existing Note shall read and be as set forth in this Promissory Note and Borrower agrees to comply with and be subject to all of the terms, covenants and conditions of this Promissory Note;

(b)        This Promissory Note is an extension and continuation of the debt evidenced by the Existing Note and is issued in replacement of and substitution for the Existing Note; and

(c)        The Existing Note, as modified and restated in its entirety pursuant to this Promissory Note, and the obligations of Borrower thereunder, are hereby ratified and confirmed, and shall remain in full force and effect until the full payment of all Loans of Borrower under the Loan Agreement referred to below and the other Loan Documents.

FOR VALUE RECEIVED, Borrower, hereby promises to pay to the order of Lender, at the principal office of Lender at 388 Greenwich Street, New York, New York 10013 in lawful money of the United States, and in immediately available funds, the principal sum of FIFTY MILLION DOLLARS ($50,000,000) (or after a Public Capital Markets Event, the amount determined in accordance with the definition of Maximum Credit in the Loan Agreement, up to the maximum principal sum of One Hundred Million Dollars ($100,000,000)) (or such lesser amount as shall equal the aggregate unpaid principal amount of the Loans made by Lender to Borrower under the Loan Agreement), on the dates and in the principal amounts provided in the Loan Agreement, and to pay interest on the unpaid principal amount of each such Loan, at such office, in like money and funds, for the period commencing on the date of such

Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Loan Agreement.

The date, the amount and interest rate of each Loan made by Lender to Borrower, and each payment made on account of the principal thereof, shall be recorded by Lender on its books and, prior to any transfer of this Promissory Note, endorsed by Lender on the schedule attached hereto or any continuation thereof; provided, that the failure of Lender to make any such recordation or endorsement shall not affect the obligations of Borrower to make a payment when due of any amount owing under the Loan Agreement or hereunder in respect of the Loans made by Lender.

This Promissory Note is the Note referred to in the Master Loan and Security Agreement dated as of December 8, 2011, as amended by that certain First Amendment to Master Loan and Security Agreement, dated as of April 16, 2012 (as further amended, supplemented or otherwise modified and in effect from time to time, the “Loan Agreement”) between Borrower and Lender, and evidences Loans made by Lender thereunder.  Terms used but not defined in this Promissory Note have the respective meanings assigned to them in the Loan Agreement.

Borrower agrees to pay all of Lender’s costs of collection and enforcement (including reasonable attorneys’ fees and disbursements of Lender’s counsel) in respect of this Promissory Note in accordance with the Loan Agreement, including, without limitation, reasonable attorneys’ fees through appellate proceedings.

Notwithstanding the pledge of the Collateral, Borrower hereby acknowledges, admits and agrees that Borrower’s obligations under this Promissory Note are recourse obligations of Borrower to which Borrower pledges its full faith and credit.

Borrower, and any endorsers or guarantors hereof, (a) severally waive diligence, presentment, protest and demand and also notice of protest, demand, dishonor and nonpayments of this Promissory Note, (b) expressly agree that this Promissory Note, or any payment hereunder, may be extended from time to time, and consent to the acceptance of further Collateral, the release of any Collateral for this Promissory Note, the release of any party primarily or secondarily liable hereon, and (c) expressly agree that it will not be necessary for Lender, in order to enforce payment of this Promissory Note, to first institute or exhaust Lender’s remedies against Borrower or any other party liable hereon or against any Collateral for this Promissory Note.  No extension of time for the payment of this Promissory Note, or any installment hereof, made by agreement by Lender with any person now or hereafter liable for the payment of this Promissory Note, shall affect the liability under this Promissory Note of Borrower, even if Borrower is not a party to such agreement; provided, however, that Lender and Borrower, by written agreement between them, may affect the liability of Borrower.

Any reference herein to Lender shall be deemed to include and apply to every subsequent holder of this Promissory Note.  Reference is made to the Loan Agreement for provisions concerning optional and mandatory prepayments, Collateral, acceleration and other material terms affecting this Promissory Note.

This Promissory Note shall be governed by and construed under the laws of the State of New York whose laws Borrower expressly elects to apply to this Promissory Note.  Borrower agrees that any action or proceeding brought to enforce or arising out of this Promissory Note may be commenced in the Supreme Court of the State of New York, Borough of Manhattan, or in the District Court of the United States for the Southern District of New York.

IN WITNESS WHEREOF, each of Borrower and Lender have duly executed this Promissory Note as of the date first above written.

ACRC LENDER C LLC,
a Delaware limited liability company

By:	/s/ Timothy B. Smith
	Name:	Timothy B. Smith
	Title:	Vice President

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LENDER:

CITIBANK, N.A.,
a national banking association

By:	/s/ Richard B. Schlenger
	Name:	Richard B. Schlenger
	Title:	Authorized Signatory

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